BBSI Reports Fourth Quarter and Full Year 2012 Financial Results

- 41% Increase in Q4 Gross Revenues to $597 Million Drives Diluted Earnings per Share of $0.80 -

VANCOUVER, Washington, February 12, 2013 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Financial Highlights vs. Year-Ago Quarter

•	Net revenues increased 34% to $113.7 million

•	Gross revenues increased 41% to $596.7 million

•	Net income increased to $5.8 million or $0.80 per diluted common share, compared to a net loss of $93,000 or $(0.01) per diluted common share

Fourth Quarter 2012 Financial Results

Net revenues in the fourth quarter of 2012 increased 34% to $113.7 million, compared to $84.7 million in the fourth quarter of 2011.

Total non-GAAP gross revenues in the fourth quarter of 2012 increased 41% to $596.7 million, compared to $423.6 million in the fourth quarter of 2011 (see “Reconciliation of Non-GAAP Financial Measures” below). The increase is due primarily to the continued build in the Company’s Professional Employer Organization (PEO) client count and same-store sales growth.

Net income in the fourth quarter of 2012 increased to $5.8 million or $0.80 per diluted common share, compared to a net loss of $93,000 or $(0.01) per diluted common share in the year-ago quarter. The fourth quarter of 2011 included an increase to the workers’ compensation reserve of approximately $8.5 million and the benefit of a lower annual effective income tax rate resulting from the non-taxable $10.0 million of key man life insurance proceeds received following the passing of the Company’s former president and CEO. Excluding these items, non-GAAP net income in the fourth quarter of 2011 was $4.1 million or $0.41 per diluted common share (see “Reconciliation of Non-GAAP Financial Measures” below).

At December 31, 2012, the Company’s cash, cash equivalents and marketable securities totaled $72.4 million, compared to $81.8 million at December 31, 2011. During 2012, the Company repurchased 3.0 million shares of its common stock for $59.7 million, which included the redemption of $34.8 million of preferred shares issued to finance the repurchase. The completion of the repurchase was financed using a combination of cash on hand and availability under a new revolving credit facility provided by its principal bank. At December 31, 2012, total debt was $10.0 million, which included $4.5 million outstanding on the Company’s revolving credit line.

Full Year 2012 Financial Results

Net revenues in 2012 increased 28% to $402.7 million, compared to $314.9 million in 2011. Total non-GAAP gross revenues in 2012 increased 36% to $2.1 billion, compared to $1.5 billion in 2011. The increase was primarily attributable to the previously discussed increase in net PEO clients and same-store sales growth.

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Net income in 2012 was $13.1 million or $1.67 per diluted common share, compared to net income of $14.3 million or $1.41 per diluted common share in 2011. Excluding $460,000 of incremental legal and professional fees associated with the response to requests for a special stockholders meeting, non-GAAP net income in 2012 was $13.4 million or $1.71 per diluted common share. Net income in 2011 included $10.0 million of key man life insurance proceeds received following the passing of the Company’s former president and CEO, a lower annual effective income tax rate resulting primarily from these proceeds and the $8.5 million increase to workers’ compensation reserve. Excluding these non-recurring items, non-GAAP net income in 2011 was $9.0 million or $0.89 per diluted share.

Management Commentary

“The fourth quarter was a continuation of the positive trends we experienced in the first three quarters of 2012,” said Michael Elich, president and CEO of BBSI. “These include our strong referral channels driving new business, solid organic growth from continuing customers and the overall maturation of our brand. We also continued investing in our operational infrastructure and professional talent, which has played an integral role in supporting our growth and maintaining our greater than 90% client retention rate. We expect these growth drivers to continue as we move through 2013 and remain committed to investing in the business to ultimately support a larger and more mature company.”

First Quarter 2013 Outlook

For the first quarter of 2013, the Company expects gross revenues to range between $585 million and $590 million, compared to $432.1 million for the first quarter of 2012. Net loss per common share in the first quarter of 2013 is expected to range between $(0.36) and $(0.40), which includes the effect of the decrease in outstanding shares as a result of the Company’s 3.0 million share repurchase, compared to a net loss per common share of $(0.22) in the year-ago quarter. The first quarter of 2012 included $460,000 of incremental legal and professional fees from the previously mentioned special stockholders meeting. Excluding these fees, non-GAAP net loss for the first quarter of 2012 was $1.9 million or $(0.19) per common share.

The Company historically incurs losses in the first quarter due to the higher effective payroll taxes at the beginning of each year.

Conference Call

BBSI will host a conference call tomorrow, Wednesday, February 13, 2013 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the fourth quarter and full year ended December 31, 2012. The Company’s president and CEO Michael Elich and CFO James Miller will host the call, followed by a question and answer period.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

Date: Wednesday, February 13, 2013

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Dial-In Number: 1-877-941-4774

International: 1-480-629-9760

Conference ID#: 4592162

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The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=103215 and via the investor relations section of the Company's website at www.barrettbusiness.com.

A replay of the call will be available after 3:00 p.m. Eastern time on the same day through March 13, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4592162

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues and non-GAAP net income.

The Company reports its PEO revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Year Ended
(in thousands)	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Professional employer services	$562,850	$392,283	$1,954,207	$1,402,779
Staffing services	33,856	31,322	126,648	124,761
Total revenues	596,706	423,605	2,080,855	1,527,540
Cost of revenues:
Direct payroll costs	505,507	360,735	1,761,984	1,300,481
Payroll taxes and benefits	44,485	32,048	169,724	123,017
Workers' compensation	24,462	22,403	82,433	60,590
Total cost of revenues	574,454	415,186	2,014,141	1,484,088
Gross margin	$22,252	$8,419	$66,714	$43,452

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A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2012	2011	2012	2011	2012	2011
Revenues:
Professional
employer services	$562,850	$392,283	$(483,044)	$(338,896)	$79,806	$53,387
Staffing services	33,856	31,322	-	-	33,856	31,322
Total revenues	$596,706	$423,605	$(483,044)	$(338,896)	$113,662	$84,709
Cost of revenues	$574,454	$415,186	$(483,044)	$(338,896)	$91,410	$76,290

	(Unaudited)
	Year Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2012	2011	2012	2011	2012	2011
Revenues:
Professional
employer services	$1,954,207	$1,402,779	$(1,678,203)	$(1,212,666)	$276,004	$190,113
Staffing services	126,648	124,761	-	-	126,648	124,761
Total revenues	$2,080,855	$1,527,540	$(1,678,203)	$(1,212,666)	$402,652	$314,874
Cost of revenues	$2,014,141	$1,484,088	$(1,678,203)	$(1,212,666)	$335,938	$271,422

The Company is presenting non-GAAP net income because it believes it is more reflective of its actual operating results due to the effects of non-recurring items. In the fourth quarter of 2011 the Company recorded an increase to its workers’ compensation reserve of approximately $8.5 million as a result of adverse development in the estimate of the ultimate cost of the Company’s self-insured workers’ compensation claims liabilities. For the full year of 2011, non-recurring items included $10 million of key man life insurance proceeds received following the passing of the Company’s former president and CEO and the $8.5 million increase to its workers’ compensation reserve. The fourth quarter of 2011 as well as the full year 2011 included the benefit of a lower annual effective income tax rate resulting from the non-taxable key man life insurance proceeds. The full year of 2012 included $460,000 of incremental legal and professional fees associated with the response to requests for a special stockholders meeting. A Reconciliation of GAAP net income to non-GAAP operating performance is provided in the tables below:

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	(Unaudited)
	Fourth Quarter Ended
(in thousands, except per share amounts)	December 31,
	2012	2011
	GAAP	GAAP	Adjust	non-GAAP
Cost of revenues	$91,410	$76,290	$(8,510)	$67,780
Gross margin	22,252	8,419		16,929
Income (loss) before taxes	8,564	(2,353)		6,157
Provision for (benefit from) income taxes	2,775	(2,260)	4,353	2,093
Net income (loss)	$5,789	$(93)		$4,064
Basic income (loss) per share	$.83	$(.01)		$.41
Weighted average basic shares outstanding	7,014	9,877		9,877
Diluted income (loss) per share	$.80	$(.01)		$.41
Weighted average diluted shares outstanding	7,244	9,877		9,935

	(Unaudited)			(Unaudited)
(in thousands, except per share amounts)	Year Ended			Year Ended
	December 31, 2012			December 31, 2011
	GAAP	Adjust	non-GAAP	GAAP	Adjust	non-GAAP
Cost of revenues	$335,938		$335,938	$271,422	$(8,510)	$262,912
Gross margin	66,714		66,714	43,452		51,962
Selling, general and administrative expenses	46,450	(460)	45,990	38,174		38,174
Life insurance proceeds	-		-	10,000	(10,000)	-
Income before taxes	19,459		19,919	15,155		13,665
Provision for income taxes	6,328	155	6,483	837	3,796	4,633
Net income	$13,131		$13,436	$14,318		$9,032
Basic income per share	$1.70		$1.74	$1.42		$.90
Weighted average basic shares outstanding	7,723		7,723	10,083		10,083
Diluted income per share	$1.67		$1.71	$1.41		$.89
Weighted average diluted shares outstanding	7,863		7,863	10,150		10,150

About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company's integrated platform is built upon expertise in payroll processing, employee benefits, workers' compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI's partnerships help businesses of all sizes improve the efficiency of their operations. BBSI works with more than 3,000 clients across all lines of business in 23 states. For more information, please visit www.barrettbusiness.com.

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Forward-Looking Statements

Statements in this release about future events or performance, including gross revenues and earnings expectations for the first quarter of 2013, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2011 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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Barrett Business Services, Inc.

Condensed Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands)	2012	2011
Assets
Current assets:
Cash and cash equivalents	$45,747	$49,571
Marketable securities	16,748	16,878
Trade accounts receivable, net	63,921	46,520
Income taxes receivable	-	4,133
Prepaid expenses and other	4,854	5,897
Deferred income taxes	8,148	5,958
Total current assets	139,418	128,957
Marketable securities	9,899	15,395
Property, equipment and software, net	18,489	15,007
Restricted marketable securities and workers' compensation deposits	9,726	9,923
Other assets	1,833	3,027
Workers' compensation receivables for insured claims	1,676	2,968
Goodwill	47,820	47,820
	$228,861	$223,097

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$4,532	$-
Accounts payable	1,995	1,639
Accrued payroll, payroll taxes and related benefits	69,568	52,340
Income taxes payable	272	-
Other accrued liabilities	306	300
Workers' compensation claims liabilities	24,541	18,718
Safety incentives liabilities	9,842	6,321
Current portion of L/T debt	220	-
Total current liabilities	111,276	79,318
Long-term workers' compensation claims liabilities	45,266	30,596
Long-term workers' compensation liabilities for insured claims	757	1,879
Long term debt	5,273	-
Deferred income taxes	10,607	8,152
Customer deposits and other long-term liabilities	1,786	1,497
Stockholders' equity	53,896	101,655
	$228,861	$223,097

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Barrett Business Services, Inc.

Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Professional employer service fees	$79,806	$53,387	$276,004	$190,113
Staffing services	33,856	31,322	126,648	124,761
Total revenues	113,662	84,709	402,652	314,874
Cost of revenues:
Direct payroll costs	25,475	23,736	95,128	94,568
Payroll taxes and benefits	44,485	32,048	169,724	123,017
Workers' compensation	21,450	20,506	71,086	53,837
Total cost of revenues	91,410	76,290	335,938	271,422
Gross margin	22,252	8,419	66,714	43,452
Selling, general and administrative expenses	13,393	10,596	46,450	38,174
Depreciation and amortization	400	345	1,477	1,344
Income (loss) from operations	8,459	(2,522)	18,787	3,934
Life insurance proceeds	-	-	-	10,000
Other income, net	105	169	672	1,221
Income (loss) before taxes	8,564	(2,353)	19,459	15,155
Provision for (benefit from) income taxes	2,775	(2,260)	6,328	837
Net income (loss)	$5,789	$(93)	$13,131	$14,318
Basic income (loss) per common share	$.83	$(.01)	$1.70	$1.42
Weighted average basic common shares outstanding	7,014	9,877	7,723	10,083
Diluted income (loss) per common share	$.80	$(.01)	$1.67	$1.41
Weighted average diluted common shares outstanding	7,244	9,877	7,863	10,150

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Company Contact:

Michael L. Elich

President and CEO

Tel 1-360-828-0700

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com

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